UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The annual meeting of the shareholders of Sandy Spring Bancorp, Inc. (the “Company”) was held on May 2, 2012.

(b) The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1. The shareholders elected the following individuals as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Susan D. Goff	16,663,026	1,014,468
Robert L. Orndorff	16,648,752	1,028,742
Daniel J. Schrider	15,869,010	1,808,484

The shareholders elected the following individuals as directors, each for a one-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Robert E. Henel, Jr.	17,097,029	580,465
Gary G. Nakamoto	16,537,995	1,139,499

There were 3,153,807 broker non-votes in the election of directors.

2. The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
12,869,371	4,721,882	86,239

There were 3,153,809 broker non-votes on the proposal.

3. The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
20,707,524	86,892	36,885

There were no broker non-votes on the proposal.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: May 3, 2012	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary

3